Exhibit 99.1

For Immediate Release

Eagle Pharmaceuticals, Inc. Reports Third Quarter 2018 Results

— Q3 2018 net income was $0.94 per basic and $0.91 per diluted share and adjusted non-GAAP net income was $1.22 per basic and $1.18 per diluted share —

WOODCLIFF LAKE, NJ— November 1, 2018—Eagle Pharmaceuticals, Inc. (“Eagle” or the “Company”) (Nasdaq: EGRX) today announced its financial results for the three and nine months ended September 30, 2018. Highlights of and subsequent to the third quarter of 2018 include:

Business and Recent Highlights:

•                  Commenced a $50.0 million accelerated share repurchase (the “ASR”) as part of a new $150.0 million share repurchase authorization;

•                  Announced that the Company’s fulvestrant formulation did not meet the primary bioequivalence endpoints evaluating Eagle’s formulation compared to FASLODEX® in its open label, randomized, pharmacokinetic (“PK”) and safety study conducted in 600 healthy female volunteers across multiple U.S. sites;

•                  Entered into an agreement with the United States Army Medical Research Institute of Chemical Defense (“USAMRICD”), the nation’s leading science and technology laboratory in the area of medical chemical countermeasures research and development, to conduct a study to evaluate the neuroprotective effects of RYANODEX® (dantrolene sodium);

•                  Appointed David Pernock to the position of Chief Operating Officer;

•                  Completed enrollment of the Company’s second clinical study to further evaluate the safety and efficacy of RYANODEX for the treatment of exertional heat stroke (“EHS”), an investigational new indication for the product;

•                  Named to the Fortune 100 List of Fastest-Growing Companies, ranking 16th overall, including achieving the #1 positions for EPS 3-year growth of 392% and revenue 3-year growth of 109%; and

•                  United States Patent and Trademark Office (“USPTO”) issued patent number 10,052,385 for BENDEKA. The USPTO has now issued or allowed a total of 16 patents in the BENDEKA family of patents expiring from 2026 to 2033.

Financial Highlights:

Third Quarter 2018

•                  Total revenue for the third quarter of 2018 was $51.3 million, compared to $63.0 million in the third quarter of 2017, which included a $12.5 million milestone payment for BENDEKA;

•                  Eagle launched bendamustine hydrochloride 500ml solution (“Big Bag”) on May 15, 2018 and Big Bag product sales were $8.0 million in the third quarter of 2018; for the week ending October 19, 2018, the Company achieved market share of 5% according to IMS Health;

•                  Q3 2018 RYANODEX product sales were $3.5 million, up 9% compared to Q3 2017;

•                  Q3 2018 net income was $14.0 million, or $0.94 per basic and $0.91 per diluted share, compared to net income of $15.4 million, or $1.03 per basic and $0.98 per diluted share in Q3 2017;

•                  Q3 2018 Adjusted Non-GAAP net income was $18.3 million, or $1.22 per basic and $1.18 per diluted share, compared to Adjusted Non-GAAP net income of $19.2 million, or $1.27 per basic and $1.22 per diluted share in Q3 2017; and

•                  Cash and cash equivalents were $91.2 million, accounts receivable was $78.5 million, and debt was $45.0 million as of September 30, 2018.

•                 Reiterating 2018 Expense Guidance:

•                 R&D expense is expected to be in the range of $46.0 - $50.0 million ($40.0 — $44.0 million on a non-GAAP basis)

•                 SG&A expense is expected to be in the range of $61.0 - $64.0 million ($44.0 — $47.0 million on a non-GAAP basis)

“While we were disappointed in the outcome of the fulvestrant trial, we believe in the strength of the remaining products in our pipeline and our ability to generate long-term meaningful earnings. We are conducting a confirmatory study with the U.S. military to evaluate RYANODEX as a treatment for nerve agent exposure and continue to make progress on an intramuscular formulation. And, we maintain a positive view of a potential exertional heat stroke application. We are also advancing our vasopressin and pemetrexed assets. Consequently, we have decided to expand our share repurchase program to $150 million,” stated Scott Tarriff, Chief Executive Officer of Eagle Pharmaceuticals.

“The $50 million of Eagle stock we purchased as part of an ASR represents the confidence of management and the Board of Directors in the value we are building at Eagle. As a publicly traded company, Eagle has raised an aggregate $110 million of equity capital. With the ASR completed, as of November 1, 2018, we have now repurchased $154 million of Eagle stock, without levering the balance sheet. With a strong base business, an exciting pipeline and growing cash position, we expect to continue building long-term value for shareholders,” concluded Tarriff.

Third Quarter 2018 Financial Results

Total revenue for the three months ended September 30, 2018 was $51.3 million, as compared to $63.0 million for the three months ended September 30, 2017.  Royalty revenue was $35.2 million, compared to $43.6 million in the third quarter of 2017.  BENDEKA royalties were $33.8 million, compared to $41.4 million in the third quarter of 2017. A summary of total revenue is outlined below:

	Three Months Ended September 30,
	2018	2017
	(unaudited)	(unaudited)
Revenue (in thousands):
Product sales	$16,163	$6,905
Royalty revenue	35,174	43,616
License and other income	—	12,500
Total revenue	$51,337	$63,021

Gross margin was 75% in the third quarter of 2018, as compared to 81% in the third quarter of 2017.

Research and development expenses decreased to $6.0 million for the third quarter of 2018, compared to $9.0 million in the third quarter of 2017.  The year over year decrease reflects a substantial reduction in fulvestrant and pemetrexed expenses in the third quarter of 2018, partially offset by the cost of the EHS trial. Excluding stock-based compensation and other non-cash and non-recurring items, R&D expense during the third quarter of 2018 was $5.0 million.

SG&A expenses decreased to $13.9 million in the third quarter of 2018 compared to $16.7 million in the third quarter of 2017.  The year over year decrease reflects lower external legal costs as well as a reduction in EHS marketing expenses.  Excluding stock-based compensation and other non-cash and non-recurring items, third quarter 2018 SG&A expense was $9.7 million.

Net income for the third quarter of 2018 was $14.0 million, or $0.94 per basic and $0.91 per diluted share, compared to net income of $15.4 million, or $1.03 per basic and $0.98 per diluted share in the three months ended September 30, 2017, due to the factors discussed above.

Adjusted Non-GAAP net income for the third quarter of 2018 was $18.3 million, or $1.22 per basic and $1.18 per diluted share, compared to Adjusted Non-GAAP net income of $19.2 million or $1.27 per basic and $1.22 per diluted share in the third quarter of 2017. For a full reconciliation of Adjusted Non-GAAP net income to the most comparable GAAP financial measures, please see the tables at the end of this press release.

Liquidity

As of September 30, 2018, the Company had $91.2 million in cash and cash equivalents and $78.5 million in net accounts receivable, $53.2 million of which was due from Teva Pharmaceutical Industries Ltd.  The Company had $45.0 million in outstanding debt.

In the third quarter of 2018, we purchased $12.1 million of Eagle’s common stock as part of our expanded $100 million share buyback program. From August 2016 through November 1, 2018, we have repurchased $154.0 million of our common stock, including the $50.0 million ASR.  As disclosed on October 30, 2018, the Company’s Board of Directors retired the prior share repurchase program and approved a new $150.0 million share repurchase authorization (including the entry into the ASR).

Conference Call

As previously announced, Eagle management will host its third quarter 2018 conference call as follows:

Date	Thursday, November 1, 2018

Time	8:30 A.M. EDT

Toll free (U.S.)	877-876-9173

International	785-424-1669

Webcast (live and replay)	www.eagleus.com, under the “Investor + News” section

A replay of the conference call will be available for one week after the call’s completion by dialing 800-839-2459 (US) or 402-220-7218 (International) and entering conference call ID EGRXQ318. The webcast will be archived for 30 days at the aforementioned URL.

About Eagle Pharmaceuticals, Inc.

Eagle is a specialty pharmaceutical company focused on developing and commercializing injectable products that address the shortcomings, as identified by physicians, pharmacists and other stakeholders, of existing commercially successful injectable products. Eagle’s main strategy is to utilize the FDA’s 505(b)(2) regulatory pathway. Additional information is available on the Company’s website at www.eagleus.com.

Forward-Looking Statements

This press release contains forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other securities laws. Forward-looking statements are statements that are not historical facts. Words and phrases such as “anticipated,” “forward,” “will,” “would,” “may,” “remain,” “potential,” “prepare,” “expected,” “believe,” “plan,” “near future,” “belief,” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding future events including, but not limited to: the Company’s expense guidance; the Company’s confidence in the remaining products in its pipeline; the Company’s ability to deliver value in 2018 and over the long term; the Company’s timing and ability to repurchase additional shares of the Company’s common stock, if any, under its share repurchase program; and the Company’s plans and ability to advance the products in its pipeline. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond Eagle’s control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Such risks include, but are not limited to: whether the Company will incur unforeseen expenses or liabilities or other market factors; whether the FDA will ultimately approve the products in its pipeline, including RYANODEX and BENDEKA, for any indications; whether the Company can successfully advance its product candidates, including RYANODEX and BENDEKA, in the treatment of any indications; fluctuations in the trading volume and market price of shares of the Company’s common stock, general business and market conditions and management’s determination of alternative needs and uses of the Company’s cash resources, all of which may affect the Company’s long-term performance and the share repurchase program; the success of our commercial relationship with Teva and the parties’ ability to work effectively together; whether Eagle and Teva will successfully perform their respective obligations under their license agreement; difficulties or delays in manufacturing; the availability and pricing of third party sourced products and materials; the outcome of litigation involving any of our products or that may have an impact on any of our products; successful compliance with the FDA and other governmental regulations applicable to product approvals, manufacturing facilities, products and/or businesses; general economic conditions; the strength and enforceability of our intellectual property rights or the rights of third parties; competition from other pharmaceutical and biotechnology companies and the potential for competition from generic entrants into the market; the timing of product launches; the successful marketing of our products; the risks inherent in the early stages of drug development and in conducting clinical trials; the possibility that the initial data with respect to Eagle’s fulvestrant formulation may be inaccurate or incomplete; the possibility that Eagle’s fulvestrant formulation may have more potential than the initial data indicates, and Eagle’s decision to prioritize other products in its pipeline may be premature; that Eagle’s redirection of resources to other products in its pipeline may not be successful; and other factors that are discussed in Eagle’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the U.S. Securities and Exchange Commission (SEC) on February 26, 2018 and its other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and the Company does not undertake any obligation to revise and disseminate forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non-occurrence of any events.

Non-GAAP Financial Performance Measures

In addition to financial information prepared in accordance with U.S. GAAP, this press release also contains adjusted non-GAAP net income and adjusted non-GAAP earnings per share attributable to Eagle. The Company believes these measures provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information.

Adjusted non-GAAP net income excludes share-based compensation expense, depreciation, amortization of acquired intangible assets, changes in contingent purchase price, severance, non-cash interest expense, restructuring, expense of acquired in-process research and development, debt issuance costs, asset impairment charge and tax adjustments. The Company believes these non-GAAP financial measures help indicate underlying trends in the Company’s business and are important in comparing current results with prior period results and understanding projected operating performance. Non-GAAP financial measures provide the Company and its investors with an indication of the Company’s baseline performance before items that are considered by the Company not to be reflective of the Company’s ongoing results. See the attached Reconciliation of GAAP to Adjusted Non-GAAP Net Income and Adjusted Non-GAAP Earnings per Share and Reconciliation of GAAP to Adjusted Non-GAAP EBITDA for explanations of the amounts excluded and included to arrive at adjusted non-GAAP net income, adjusted non-GAAP earnings per share amounts and adjusted non-GAAP EBITDA amounts, respectively, for the three and nine month periods ended September 30, 2018 and 2017.

These adjusted measures are non-GAAP and should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. The Company strongly encourages investors to review its consolidated financial statements and publicly-filed reports in their entirety and cautions investors that the non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures.

Investor Relations for Eagle Pharmaceuticals, Inc.:

Lisa M. Wilson

In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com

— Financial tables follow —

EAGLE PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	September 30, 2018	December 31, 2017
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$91,226	$114,657
Accounts receivable, net	78,461	53,821
Inventory	7,273	5,118
Prepaid expenses and other current assets	20,810	15,101
Total current assets	197,770	188,697
Property and equipment, net	2,553	6,820
Intangible assets, net	18,702	23,322
Goodwill	39,743	39,743
Deferred tax asset, net	9,314	11,354
Other assets	706	124
Total assets	$268,788	$270,060
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,544	$11,981
Accrued expenses	22,867	15,391
Current portion of contingent consideration	—	15,055
Current portion of long-term debt	5,000	4,875
Total current liabilities	35,411	47,302
Contingent consideration, less current portion	—	709
Long-term debt, less current portion	39,312	42,905
Commitments and contingencies
Stockholders’ equity:
Preferred stock, 1,500,000 shares authorized and no shares issued or outstanding as of September 30, 2018 and December 31, 2017	—	—
Common stock, $0.001 par value; 50,000,000 shares authorized; 16,503,283 and 16,089,439 shares issued as of September 30, 2018 and December 31, 2017, respectively	16	16
Additional paid in capital	251,875	233,639
Retained earnings	45,597	26,284
Treasury stock, at cost, 1,582,666 and 1,241,695 shares as of September 30, 2018 and December 31, 2017, respectively	(103,423)	(80,795)
Total stockholders’ equity	194,065	179,144
Total liabilities and stockholders’ equity	$268,788	$270,060

EAGLE PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share and per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Revenue:
Product sales	$16,163	$6,905	$50,042	$34,895
Royalty revenue	35,174	43,616	107,216	117,527
License and other income	—	12,500	—	37,500
Total revenue	51,337	63,021	157,258	189,922
Operating expenses:
Cost of product sales	8,621	4,815	29,919	24,490
Cost of royalty revenue	4,370	6,850	13,440	18,990
Research and development	5,975	8,954	38,560	23,163
Selling, general and administrative	13,878	16,669	45,033	58,100
Restructuring charge	91	—	7,479	—
Asset impairment charge	—	7,235	2,704	7,235
Change in fair value of contingent consideration	—	(6,452)	(763)	(5,604)
Total operating expenses	32,935	38,071	136,372	126,374
Income from operations	18,402	24,950	20,886	63,548
Interest income	9	35	36	52
Interest expense	(743)	(527)	(2,118)	(594)
Total other expense, net	(734)	(492)	(2,082)	(542)
Income before income tax (provision) benefit	17,668	24,458	18,804	63,006
Income tax (provision) benefit	(3,628)	(9,027)	509	(20,148)
Net income	$14,040	$15,431	$19,313	$42,858
Earnings per share attributable to common stockholders:
Basic	$0.94	$1.03	$1.30	$2.82
Diluted	$0.91	$0.98	$1.25	$2.68
Weighted average number of common shares outstanding:
Basic	15,011,159	15,047,917	14,903,945	15,174,426
Diluted	15,483,037	15,764,360	15,482,768	16,015,051

EAGLE PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net income	$19,313	$42,858
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	2,040	12,141
Depreciation expense	918	657
Amortization of intangible assets	1,916	2,135
Stock-based compensation	14,512	11,618
Change in fair value of contingent consideration	(763)	(5,604)
Amortization of debt issuance costs	282	128
Asset impairment charge	2,704	7,235
Non-cash restructuring charge	5,771	—
Changes in operating assets and liabilities:
Increase in accounts receivable	(24,640)	(29,407)
Increase in inventories	(4,525)	(2,139)
(Increase) decrease in prepaid expenses and other current assets	(5,709)	3,227
(Increase) decrease in other assets	(582)	12
Decrease in accounts payable	(4,437)	(5,814)
Increase (decrease) in accrued expenses and other liabilities	7,476	(4,049)
Net cash provided by operating activities	14,276	32,998
Cash flows from investing activities:
Purchase of property and equipment	(52)	(1,706)
Payment for intangible asset	—	(750)
Net cash used in investing activities	(52)	(2,456)
Cash flows from financing activities:
Proceeds from common stock option exercise	8,601	4,165
Payments for employee net option exercises	(4,877)	—
Payment of debt financing costs	—	(1,192)
Proceeds from long-term debt	—	50,000
Payment of contingent consideration	(15,001)	—
Payment of debt	(3,750)	—
Repurchases of common stock	(22,628)	(38,790)
Net cash (used in) provided by financing activities	(37,655)	14,183
Net (decrease) increase in cash	(23,431)	44,725
Cash and cash equivalents at beginning of period	114,657	52,820
Cash and cash equivalents at end of period	$91,226	$97,545
Supplemental disclosures of cash flow information:
Cash paid during the period for:
Income taxes	$1,887	$8,845
Interest	1,540	—

EAGLE PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP NET INCOME AND

ADJUSTED NON-GAAP EARNINGS PER SHARE

(In thousands, except share and per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Net income - GAAP	$14,040	$15,431	$19,313	$42,858

Adjustments:
Cost of product revenues:
Amortization of acquired intangible assets	194	307	701	919
Research and development:
Share-based compensation expense	831	933	3,094	2,956
Depreciation	66	—	405	—
Expense of acquired in-process research & development	—	—	1,200	—
Severance	68	—	466	—
Selling, general and administrative:
Share-based compensation expense	3,641	2,795	11,418	8,662
Amortization of acquired intangible assets	405	405	1,215	1,216
Depreciation	169	225	513	657
Debt issuance costs	—	286	—	286
Other:
Non-cash interest expense	94	77	282	144
Change in fair value of contingent consideration	—	(6,452)	(763)	(5,604)
Asset impairment charge	—	7,235	2,704	7,235
Restructuring charge	91	—	7,479	—
Tax effect of the non-GAAP adjustments	(1,334)	(2,088)	(6,868)	(5,904)

Adjusted non-GAAP net income	$18,265	$19,154	$41,159	$53,425

Adjusted non-GAAP earnings per share
Basic	$1.22	$1.27	$2.76	$3.52
Diluted	$1.18	$1.22	$2.66	$3.34
Weighted number of common shares outstanding:
Basic	15,011,159	15,047,917	14,903,945	15,174,426
Diluted	15,483,037	15,764,360	15,482,768	16,015,051

EAGLE PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP EBITDA

(In thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,	Twelve Months Ended December 31,
	2018	2017	2018	2017	2018	2017

Net income - GAAP	$14,040	$15,431	$19,313	$42,858	$28,398	$51,943

Add back:
Interest expense (income), net	734	493	2,083	543	2,585	1,045
Income tax provision (benefit)	3,628	9,027	(509)	20,148	345	21,002
Depreciation and amortization	834	936	2,834	2,790	3,790	3,746

Add back:
Stock-based compensation	4,472	3,728	14,512	11,618	18,323	15,429
Change in fair value of contingent consideration	—	(6,452)	(763)	(5,604)	(2,537)	(7,378)
Debt issuance costs	—	286	—	286	—	286
Asset impairment charge	—	7,235	2,704	7,235	2,704	7,235
Expense of acquired in-process research & development	—	—	1,200	—	2,200	1,000
Severance	68	—	466	—	734	268
Restructuring charge	91	—	7,479	—	7,479	—
Legal settlement	—	—	—	—	1,650	1,650
Adjusted Non-GAAP EBITDA	$23,867	$30,684	$49,319	$79,874	$65,671	$96,226